                                  EXHIBIT INDEX
                                  -------------

EXHIBIT        DESCRIPTION

EX-99.4b       First  Amendment to Agreement and Plan of  Reorganization,  dated
               January 23, 2006.

EX-99.4c       Second Amendment to Agreement and Plan of  Reorganization,  dated
               March 30, 2006.

EX-99.12       Private  Letter  Ruling of  Internal  Revenue  Service  as to the
               Federal income tax consequences of proposed Reorganization, dated
               February 10, 2006.